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As filed with the Securities and Exchange Commission on March 14, 2003.

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 10
GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

HUDSON HIGHLAND GROUP, INC.
(Exact Name of Registrant As Specified in Its Charter)

Delaware	59-3547281
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

622 Third Avenue, New York, New York 10017
(Address of Principal Executive Offices)
 (212)351-7200
(Registrant's telephone number, including area code)

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT: None.
 SECURITIES REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

Title of class to be so registered	Name of each exchange on which class is to be registered
Common Stock, $.001 par value per share	The Nasdaq National Market

HUDSON HIGHLAND GROUP, INC. ("HH Group")

I.    INFORMATION INCLUDED IN INFORMATION STATEMENT AND INCORPORATED IN FORM 10 BY REFERENCE

CROSS REFERENCE SHEET BETWEEN INFORMATION STATEMENT
AND ITEMS OF FORM 10

        Our information statement may be found as Exhibit 99.1 to this Form 10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the information statement.

Item No.	Caption	Location in Information Statement
1.	Business	"Business"; "Summary—Summary of Historical and Pro Forma Financial Data"; "Risk Factors"
2.	Financial Information	"Summary—Summary of Historical and Pro Forma Financial Data"; "Management's Discussion and Analysis of Financial Condition and Results of Operations"
3.	Properties	"Business—Properties"
4.	Security Ownership of Certain Beneficial Owners and Management	"Security Ownership of Certain Beneficial Owners and Management"
5.	Directors and Executive Officers	"Management"
6.	Executive Compensation	"Management—Compensation of Executive Officers"; "Management—Compensation of Directors"
7.	Certain Relationships and Related Transactions	"Certain Relationships and Related Transactions"; "Arrangements Between HH Group and TMP Relating to the Distribution"
8.	Legal Proceedings	"Business—Legal Proceedings"
9.	Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters	"The Distribution—Approval and trading of shares of HH Group common stock"; "Risk Factors"
10.	Recent Sales of Unregistered Securities	Not included. (See Part II Item 10)
11.	Description of Registrant's Securities to be Registered	"Description of Capital Stock of HH Group"; "Certain Anti-Takeover Effects"
12.	Indemnification of Directors and Officers	"Liability and Indemnification Officers and Directors"
13.	Financial Statements and Supplementary Data	"Summary—Summary of Historical and Pro Forma Financial Data"; "Selected Historical Financial Data"
14.	Changes in and Disagreements with Accountants and Accounting and Financial Disclosure	None.
15.	Financial Statements and Exhibits	"Index to Combined Financial Statements"

II.    INFORMATION NOT INCLUDED IN INFORMATION STATEMENT.

Item 10. Recent Sales of Unregistered Securities.

        None.

Item 15. Financial Statements and Exhibits.

  (b)
  Exhibits:

Exhibit No.	Description
2.1	Form of Distribution Agreement by and between TMP Worldwide Inc. and Hudson Highland Group, Inc.
3.1	Amended and Restated Certificate of Incorporation of Hudson Highland Group, Inc.
3.2	Amended and Restated By-laws of Hudson Highland Group, Inc.
4.1	Specimen Stock Certificate of Hudson Highland Group, Inc.
4.2	Form of Hudson Highland Group, Inc. Long Term Incentive Plan
4.3	Form of Hudson Highland Group, Inc. Employee Stock Purchase Plan.
10.1	Form of Distribution Agreement by and between TMP Worldwide Inc. and Hudson Highland Group, Inc. (filed as Exhibit 2.1)
10.2	Form of Transition Services Agreement by and between TMP Worldwide Inc. and Hudson Highland Group, Inc.
10.3	Form of Tax Separation Agreement by and between TMP Worldwide Inc. and Hudson Highland Group, Inc.
10.4	Form of Loan Agreement by and between TMP Worldwide Inc. and Hudson Highland Group, Inc.
21	List of Subsidiaries of Hudson Highland Group, Inc.
99.1	Hudson Highland Group, Inc. Information Statement dated March 14, 2003

SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

HUDSON HIGHLAND GROUP, INC.
By: /s/ JON F. CHAIT
Name: Jon F. Chait Title: Chairman, President and CEO
Dated: March 14, 2003

INDEX TO EXHIBITS

Exhibit No.	Description
2.1	Form of Distribution Agreement by and between TMP Worldwide Inc. and Hudson Highland Group, Inc.
3.1	Amended and Restated Certificate of Incorporation of Hudson Highland Group, Inc.
3.2	Amended and Restated By-laws of Hudson Highland Group, Inc.
4.1	Specimen Stock Certificate of Hudson Highland Group, Inc.
4.2	Form of Hudson Highland Group, Inc. Long Term Incentive Plan.
4.3	Form of Hudson Highland Group, Inc. Employee Stock Purchase Plan.
10.1	Form of Distribution Agreement by and between TMP Worldwide Inc. and Hudson Highland Group, Inc. (filed as Exhibit 2.1)
10.2	Form of Transition Services Agreement by and between TMP Worldwide Inc. and Hudson Highland Group, Inc.
10.3	Form of Tax Separation Agreement by and between TMP Worldwide Inc. and Hudson Highland Group, Inc.
10.4	Form of Loan Agreement by and between TMP Worldwide Inc. and Hudson Highland Group, Inc.
21	List of Subsidiaries of Hudson Highland Group, Inc.
99.1	Hudson Highland Group, Inc. Information Statement dated March 14, 2003

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HUDSON HIGHLAND GROUP, INC. ("HH Group")
SIGNATURES
INDEX TO EXHIBITS